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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-30886) of the U.S. Trust Corporation Employee Stock Purchase Plan of our report dated March 15, 2000, relating to the Statement of Income and Changes in Plan Equity for the year ending December 31, 1999, which appears in this Annual Report on Form 11-K for the fiscal year ended December 31, 2001.





                                               PricewaterhouseCoopers LLP
New York, New York
March 25, 2002